UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 30, 2013

LRI Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173579	20-5894571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Armory Drive, Suite 300
Nashville, Tennessee  37204
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(615) 885-9056

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On April 30, 2013, LRI Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Logan’s Roadhouse, Inc. (“Logan’s”) executed Amendment No. 2 (the “Amendment”) to the Credit Agreement (the “Credit Agreement”) by and among the Company, Logan’s, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A. and Credit Suisse AG, as co-documentation agents, Credit Suisse AG, as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent.  The Amendment is effective as of April 26, 2013 and:

•
amends the definition of Consolidated EBITDA (as defined in the Credit Agreement) to allow $1 million of cash severance payments in any fiscal year to be excluded from the Consolidated EBITDA deduction for cash payments relating to a previous period add back;

•	amends mandatory prepayments to include net cash proceeds from the sale of certain assets;
•
amends the consolidated leverage covenant such that Logan’s consolidated leverage ratio, calculated as total debt outstanding divided by Consolidated EBITDA, may not be more than 7.00:1.00 for fiscal 2013, 7.00:1.00 for fiscal 2014, 6.50:1.00 for fiscal 2015 and 6.50:1.00 for fiscal 2016;

•
amends the consolidated interest coverage covenant such that Logan’s consolidated interest coverage ratio, calculated as Consolidated EBITDA plus cash rent expense divided by the sum of interest expense and cash rent, may not be less than 1.10:1.00 for fiscal 2013, 1.10:1.00 for fiscal 2014, 1.15:1.00 for fiscal 2015 and 1.15:1.00 for fiscal 2016; and

•
amends the maximum capital expenditure limit under the Credit Agreement to $20 million for fiscal 2013, $20 million for fiscal 2014, $30 million for fiscal 2015 and $30 million for fiscal 2016 (subject in each case to applicable carryforwards from previous years).

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits
10.1 Amendment No. 2, dated as of April 26, 2013, among Logan’s Roadhouse, Inc., LRI Holdings, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders a party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013	LRI Holdings, Inc.

	By:	/s/ Amy L. Bertauski
Amy L. Bertauski
Chief Financial Officer and Treasurer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No. 2, dated as of April 26, 2013, among Logan’s Roadhouse, Inc., LRI Holdings, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders a party thereto